EXHIBIT 23.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Orient-Express Hotels Ltd. of our report dated June 25, 2009 relating to the financial statements of Hotel Ritz Madrid S.A., which appears in Orient-Express Hotel Ltd.'s Form 10K/A Amendment No. 2 to the Annual Report on Form 10 K for the year ended December 31, 2008.



/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Madrid, Spain
August 20, 2009